EXHIBIT 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

 Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

Tannin Fuja, Ph.D., President and Chief Executive Officer of Vivakor, Inc. (the “Company”), and Ed Corrente, Chief Financial Officer of the Company, each certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 29, 2010	/s/ Tannin Fuja, Ph.D.
Tannin Fuja, Ph.D.
Director, President and Chief Executive Officer

Dated:	March 29, 2010	/s/ Ed Corrente
Ed Corrente
Chief Financial Officer